PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces First Quarter 2009 Results

Montreal, Quebec, May 8, 2009—Optimal Group Inc. (NASDAQ:OPMR) today announced its financial results for the first quarter ended March 31, 2009. All references are in U.S. dollars.

Revenues for the first quarter ended March 31, 2009, net of other revenues not associated with the Company’s core operations, were $2.1 million compared to $4.9 million for the first quarter ended March 31, 2008.

Net loss in the first quarter ended March 31, 2009 was $12.4 million or $0.48 per share compared to a net loss of $8.0 million or $0.32 per share in the first quarter ended March 31, 2008. The level of revenues and net loss in the first quarter is directly attributable to the seasonally low level of revenues generated by WowWee in an industry that is seasonal by nature and where a significant portion of sell-in, revenues and corresponding cash flow are typically generated in the second half of the year. Generally, the first quarter is the period of lowest shipments and revenues for WowWee and the industry in which it operates and, therefore, will result in weak financial results due to fixed costs that are incurred.

EBITDA for the quarter ended March 31, 2009 was a loss of $8.1 million or $0.31 per share compared to EBITDA loss of $4.9 million or $0.20 per diluted share for the comparable period in 2008.

EBITDA is a non-GAAP (generally accepted accounting principles) financial measure calculated as earnings before other income, income taxes and amortization and excludes the impact of stock-based compensation and discontinued operations. A reconciliation of Optimal’s EBITDA is included in Annex A.

At March 31, 2009, the Company had cash and cash equivalents of $31.3 million or $1.22 per issued and outstanding share; working capital of $27.9 million; and shareholders' equity of $82.5 million, or $3.20 per issued and outstanding share.

Optimal expects revenues to remain under pressure in 2009 as a result of continuing retail softness driven by a continued pull-back in consumers’ willingness to spend and retailers’ desire to reduce inventories, weakening foreign exchange in international markets, and the sale of fewer entertainment-related products.

Optimal Group Announces First Quarter 2009 Results

About Optimal Group

Optimal Group Inc. has operated and, through various subsidiaries, has actively managed a variety of businesses.

Optimal Group Inc. currently operates:

The WowWee group of companies, with operations in Hong Kong, Carlsbad, California, Brussels, Belgium and Montreal, Quebec.  WowWee Group Limited, based in Hong Kong, is a leading designer, developer, marketer and distributor of technology-based consumer robotic, toy and entertainment products.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Brad McKenna

Vice-President, Administration

Optimal Group Inc.

(514) 738-8885

bradir@optimalgrp.com

Optimal Group Announces First Quarter 2009 Results

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, results, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

•	existing and future governmental regulations and disputes with governmental authorities;
•	general economic, legal and business conditions in the markets we serve;
•	our ability to continue to satisfy Nasdaq's conditions for continued listing of our common shares on The NASDAQ Global Market;
•	consumer confidence in the security of financial information transmitted via the Internet;
•	levels of consumer and merchant fraud, disputes between consumers and merchants and merchant insolvency;
•	liability for merchant chargebacks;
•	our ability to safeguard against breaches of privacy and security when processing electronic transactions and use of our payments systems for illegal purposes;
•	the imposition of and our compliance with rules and practice procedures implemented by credit card associations;
•	our ability to protect our intellectual property;
•	our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;
•	disruptions in the function of our electronic payments systems and technological defects;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;
•	our ability to retain key personnel;
•	currency exchange rate fluctuations;
•

while we believe that our cash and cash equivalents will be adequate to meet our operating needs for at least the next 12 months, our existing cash and cash equivalents could prove to be inadequate to meet our funding requirements;

•	our ability to successfully implement our strategies for our WowWee business;
•	changing consumer preferences for electronics and play products;
•	the seasonality of retail sales;
•	concentration among our major retail customers for the products of our WowWee business;
•	economic, social and political conditions in China, where WowWee’s products are manufactured;
•	the price and supply of raw materials used to manufacture WowWee’s products;
•	product liability claims and product recalls;
•	increased competition;
•	litigation; and
•	the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheets, Condensed Statements of Operations and Comprehensive Loss and Condensed Statements of Cash Flows follow:

OPTIMAL GROUP INC.
Condensed Consolidated Balance Sheets

March 31, 2009 and December 31, 2008
(expressed in thousands of U.S. dollars)

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$31,318	$32,849
Short-term investments	—	6,296
Accounts and other receivables (net of allowance for doubtful accounts of $1,018; 2008 - $758)	6,367	24,169
Current portion of balance of sale receivable	2,366	—
Inventories	20,800	19,364
Prepaid expenses and deposits	965	1,817
Current assets related to discontinued operations	3,847	4,358
	65,663	88,853

Balance of sale receivable	8,000	—
Property and equipment	4,354	4,219
Intangible assets	42,515	45,109
Long-term assets related to discontinued operations	19,183	30,837

	$139,715	$169,018
Liabilities and Shareholders’ Equity
Current liabilities:
Bank indebtedness	$7,024	$11,547
Accounts payable and accrued liabilities	23,494	34,518
Current portion of long-term debt	962	1,010
Income taxes payable	642	1,370
Future income taxes	838	838
Current liabilities related to discontinued operations	4,789	6,403
	37,749	55,686

Future income taxes	6,754	6,965
Long-term debt	1,868	2,005
Long-term liabilities related to discontinued operations	10,831	10,871

Shareholders' equity:
Share capital	252,488	252,488
Warrants	2,696	2,696
Additional paid-in capital	65,630	64,173
Deficit	(235,284)	(222,849)
Accumulated other comprehensive loss	(3,017)	(3,017)
	82,513	93,491

	$139,715	$169,018

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

Three months ended March 31, 2009 and 2008
(expressed in thousands of U.S. dollars, except per share amounts)

	2009	2008

Revenues	$2,129	$4,900
Other revenues	863	9,859

Expenses:
Cost of sales	1,462	3,710
Selling, general and administrative	8,660	6,316
Research and development	659	618
Operating leases	277	237
Amortization	3,363	3,617
Stock-based compensation pertaining to selling, general and administrative	1,457	515
Transaction processing costs	—	8,802

Loss from continuing operations before undernoted item	(12,886)	(9,056)

Other income	245	446

Loss from continuing operations before income tax provision (recovery)	(12,641)	(8,610)

Income tax provision (recovery)	127	(564)

Net loss from continuing operations	(12,768)	(8,046)

Net earnings from discontinued operations, net of income taxes	333	—

Net loss and comprehensive loss	$(12,435)	$(8,046)

Weighted average number of shares:
Basic and diluted	25,742,223	25,130,853

(Loss) earnings per share:
Continuing operations:
Basic and diluted	(0.49)	(0.32)
Discontinued operations:
Basic and diluted	0.01	—
Net:
Basic and diluted	(0.48)	(0.32)

OPTIMAL GROUP INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

Three months ended March 31, 2009 and 2008
(expressed in thousands of U.S. dollars)

	2009	2008

Cash flows (used in) from operating activities:
Net loss	$(12,435)	$(8,046)
Deduct earnings from discontinued operations	(333)	—
Net loss from continuing operations	(12,768)	(8,046)

Adjustments for items not affecting cash:
Amortization	3,363	3,617
Future income taxes	(211)	(906)
Stock-based compensation	1,457	515
Foreign exchange	(346)	84
Net change in operating assets and liabilities	5,016	(1,367)
	(3,489)	(6,103)
Operating cash flows from (used in) discontinued operations	(606)	500
	(4,095)	(5,603)

Cash flows (used in) from financing activities:
Decrease in bank indebtedness	(4,105)	—
Repayment of long-term debt	(40)	—
Repurchase of Class "A" shares	—	(323)
	(4,145)	(323)

Cash flows (used in) from investing activities:
Purchase of property, equipment and intangible assets	(451)	(1,233)
Net proceeds from maturity of short-term investments	6,296	5,776
Proceeds from disposition of payment processing businesses	1,035	—
Proceeds from balance of sale receivable	106	—
Transaction costs related to business acquisitions and disposals	(58)	—
	6,928	4,543
Investing cash flows used in discontinued operations	—	(84)
	6,928	4,459

Effect of exchange rate changes on cash and cash equivalents during the period	(219)	(24)

Net decrease in cash and cash equivalents	(1,531)	(1,491)

Cash and cash equivalents, beginning of period	32,849	47,193

Cash and cash equivalents, end of period	$31,318	$45,702

Annex A

Non-GAAP Financial Measures

We are using a non-GAAP (generally accepted accounting principles) measure to assess our operating performance. Earnings and other measures adjusted to a basis other than GAAP do not have standardized meanings and are unlikely to be comparable to similar measures used by other companies. Accordingly, they should not be considered in isolation. We are using EBITDA to measure the Company’s performance, which measure excludes certain items from earnings that Optimal management does not stress in assessing the Company’s operating performance and financial condition. We also believe this measure is routinely used by investors and analysts as a basis for assessing company value.

EBITDA, as used by Optimal, is calculated as earnings before other income, income taxes and amortization and excludes the impacts of stock-based compensation, and discontinued operations. We believe it is useful to exclude these items as they are either non-cash expenses, items that cannot be influenced by management in the short term, or items that do not impact core operating performance. Excluding these items does not imply they are necessarily non-recurring.

OPTIMAL GROUP INC.
Reconciliation of Non-GAAP Financial Information
(expressed in thousands of U.S. dollars, except per share amounts)

	Three months ended	Three months ended
	March 31,	March 31,
	2009	2008
	Unaudited	Unaudited

Net loss	$(12,435)	$(8,046)

Add (deduct):
Amortization	3,363	3,617
Stock-based compensation pertaining to selling, general and administrative	1,457	515
Other income	(245)	(446)
Income tax provision (recovery)	127	(564)
Earnings from discontinued operations	(333)	—

EBITDA	$(8,066)	(4,924)

Diluted shares	25,742,223	25,130,853

EBITDA per diluted share	$(0.31)	$(0.20)